Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2020 Equity Incentive Plan of PAE Incorporated of our report dated March 11, 2020, with respect to the consolidated financial statements of Shay Holding Corporation included in PAE Incorporated’s Current Report on an amended Form 8-K (Form 8-K/A), filed with the Securities and Exchange Commission on March 11, 2020.

/s/ Ernst & Young

Tysons, VA

April 14, 2020